Watts Industries, Inc.
Exhibit 11 -- Computation of Per Share Earnings



                                            Three Months Ended
                                                 March 31
                                           -----------------------
                                             1994           1993
                                           --------       --------
                                         [C]            [C]

PRIMARY
- -----------
  Average shares outstanding              29,447,848     29,926,476

  Net effect of dilutive stock
  options - based on the treasury
  stock method using average market          308,566        189,904
  price
                                         -----------    -----------
        Total                             29,756,414     30,116,380
                                         ===========    ===========

Earnings before income taxes and
cumulative effect of change in
accounting for income taxes             $ 18,071,240   $ 14,418,081

Income taxes                               7,031,320      5,850,726
                                         -----------    -----------
Earnings before cumulative effect
of accounting change                      11,039,920      8,567,355

Cumulative effect as of June 30,
1992 of change in method of
accounting for income taxes
                                         -----------    -----------
Net earnings                            $ 11,039,920   $  8,567,355
                                         ===========    ===========

Earnings per share:

  Earnings before cumulative effect
  of accounting change                  $        .37   $        .28

  Cumulative effect of accounting
  change
                                         -----------    -----------
  Net earnings                          $        .37   $        .28
                                         ===========    ===========

Watts Industries, Inc.
Exhibit 11 -- Computation of Per Share Earnings



                                            Three Months Ended
                                                 March 31
                                           -----------------------
                                             1994           1993
                                           --------       --------
                                         [C]            [C]
FULLY DILUTED
- -------------
  Average shares outstanding              29,447,848     29,926,476

  Net effect of dilutive stock
  options - based on the treasury
  stock method using the quarter-en
  market price, if higher than               337,903        189,926
  average market price

                                         -----------    -----------
        Total                             29,785,751     30,116,402
                                         ===========    ===========


Earnings before income taxes and
cumulative effect of change in
accounting for income taxes             $ 18,071,240   $ 14,418,081


Income taxes                               7,031,320      5,850,726
                                         -----------    -----------
Earnings before cumulative effect
of accounting change                      11,039,920      8,567,355

Cumulative effect as of June 30,
1992 of change in method of
accounting for income taxes
                                         -----------    -----------
Net earnings                            $ 11,039,920   $  8,567,355
                                         ===========    ===========


Earnings per share:

  Earnings before cumulative effect
  of accounting change                  $        .37   $        .28

  Cumulative effect of accounting
  change
                                         -----------    -----------
  Net earnings                          $        .37   $        .28
                                         ===========    ===========

Watts Industries, Inc.
Exhibit 11 -- Computation of Per Share Earnings



                                              Nine Months Ended
                                                 March 31
                                           -----------------------
                                             1994           1993
                                           --------       --------
                                         [C]            [C]

PRIMARY
- -----------
  Average shares outstanding              29,450,991     29,877,632

  Net effect of dilutive stock
  options - based on the treasury
  stock method using average market          225,045        226,550
  price
                                         -----------    -----------
        Total                             29,676,036     30,104,182
                                         ===========    ===========

Earnings before income taxes and
cumulative effect of change in
accounting for income taxes             $ 52,531,304   $ 38,770,208

Income taxes                              20,405,934     15,275,235
                                         -----------    -----------
Earnings before cumulative effect
of accounting change                      32,125,370     23,494,973

Cumulative effect as of June 30,
1992 of change in method of
accounting for income taxes                              (3,132,000)
                                         -----------    -----------
Net earnings                            $ 32,125,370   $ 20,362,973
                                         ===========    ===========

Earnings per share:

  Earnings before cumulative effect
  of accounting change                  $       1.08   $        .78

  Cumulative effect of accounting
  change                                                 (      .10)
                                         -----------    -----------
  Net earnings                          $       1.08   $        .68
                                         ===========    ===========

Watts Industries, Inc.
Exhibit 11 -- Computation of Per Share Earnings



                                              Nine Months Ended
                                                 March 31
                                           -----------------------
                                             1994           1993
                                           --------       --------
                                         [C]            [C]
FULLY DILUTED
- -------------
  Average shares outstanding              29,450,991     29,877,632

  Net effect of dilutive stock
  options - based on the treasury
  stock method using the quarter-en
  market price, if higher than               337,903        238,446
  average market price

                                         -----------    -----------
        Total                             29,788,894     30,116,078
                                         ===========    ===========


Earnings before income taxes and
cumulative effect of change in
accounting for income taxes             $ 52,531,304   $ 38,770,208


Income taxes                              20,405,934     15,275,235
                                         -----------    -----------
Earnings before cumulative effect
of accounting change                      32,125,370     23,494,973

Cumulative effect as of June 30,
1992 of change in method of
accounting for income taxes                              (3,132,000)
                                         -----------    -----------
Net earnings                            $ 32,125,370   $ 20,362,973
                                         ===========    ===========


Earnings per share:

  Earnings before cumulative effect
  of accounting change                  $       1.08   $        .78

  Cumulative effect of accounting
  change                                                 (      .10)
                                         -----------    -----------
  Net earnings                          $       1.08   $        .68
                                         ===========    ===========